UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018 (June 8, 2018)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 8, 2018, Gogo Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). Stockholders representing 78,463,752 shares, or 89.97%, of the Company’s common stock outstanding as of the April 12, 2018 record date were present in person or were represented at the meeting by proxy. Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2018 Proxy Statement, dated April 27, 2018. At the Annual Meeting, four items were acted upon by the stockholders. Final voting results are shown below.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders elected each of the following Class II directors to serve a three-year term expiring at the Company’s 2021 annual meeting of stockholders or until their successors are duly elected and qualified.

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Ronald T. LeMay	64,051,116	1,519,347	12,893,289
Michele Coleman Mayes	64,464,406	1,106,057	12,893,289
Robert H. Mundheim	64,459,728	1,110,735	12,893,289
Harris N. Williams	64,813,016	757,447	12,893,289

PROPOSAL 2

APPROVAL OF ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Stockholders approved the advisory resolution approving executive compensation.

VOTES FOR	64,413,847
VOTES AGAINST	698,971
ABSTENTIONS	457,645
BROKER NON-VOTES	12,893,289

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED GOGO INC. 2016 OMNIBUS INCENTIVE PLAN

Stockholders approved the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan.

VOTES FOR	59,960,951
VOTES AGAINST	5,170,732
ABSTENTIONS	438,780
BROKER NON-VOTES	12,893,289

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2018.

VOTES FOR	77,227,746
VOTES AGAINST	741,254
ABSTENTIONS	494,752

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias Executive Vice President, General Counsel and Secretary

Date: June 8, 2018